EXHIBIT 4.1

Form of Series B Notes

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

FRANKLIN ELECTRIC CO., INC.

4.04% SENIOR NOTE, SERIES B, DUE SEPTEMBER 26, 2025

No. _____	PPN: [_______]

ORIGINAL PRINCIPAL AMOUNT: $
ORIGINAL ISSUE DATE: September 26, 2018
INTEREST RATE: 4.04%
INTEREST PAYMENT DATES: March 26 and September 26 of each year, commencing March 26, 2019
FINAL MATURITY DATE: September 26, 2025
PRINCIPAL PREPAYMENT DATES AND AMOUNTS: Entire principal amount payable at final maturity

FOR VALUE RECEIVED, the undersigned, FRANKLIN ELECTRIC CO., INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Indiana, hereby promises to pay to ________________________________, or registered assigns, the principal sum of __________________________________________ ($________________) (or so much thereof as shall not have been prepaid) on the Final Maturity Date specified above in an amount equal to the unpaid principal balance hereof, with interest (computed on the basis of a 360-day year-30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole, at a rate per annum from time to time equal to the greater of (i) 2%

over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank in New York, New York as its “base” or “prime” rate (or, at the option of the registered holder hereof, on demand).

Payments of principal, Make-Whole Amount, if any, and interest are to be made at the main office of JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Private Shelf Agreement, dated as of May 27, 2015 (as it may be amended, modified or supplemented, the “Agreement”), among the Company, on the one hand, and NYL Investors LLC, the Purchasers and each New York Life Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

This Note is subject to optional prepayment on the terms specified in the Agreement.

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

[signature page follows]

This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.

FRANKLIN ELECTRIC CO., INC.

Date: September 26, 2018	By	/s/ John J. Haines
John J. Haines
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

[Signature Page to Series B Note]